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                                     CERTIFICATE


CERTIFICATE NUMBER                      EFFECTIVE DATE
(PCR0000001)                            (December 14, 1998)

OWNER                                   BIRTH DATE OF OWNER
(John J. Doe)                           (November 5, 1953)

JOINT OWNER                             BIRTH DATE OF JOINT OWNER
(N/A)                                   (N/A)

ANNUITANT                          BIRTH DATE OF ANNUITANT
(John J. Doe)                           (November 5, 1953)

BENEFICIARY                             ANNUITY COMMENCEMENT DATE
As contained in our records             (November 5, 2043)

CONTRACT HOLDER: (AmSouth Bank, N.A., as Trustee.)

CLASS OF ELIGIBLE OWNERS: (Account holders of Broker/Dealers with selling agreements with Protective Life Insurance Company, its subsidiaries or its affiliates.)

JURISDICTION: (This Contract is governed by the laws of the State of Alabama.)

INITIAL PURCHASE PAYMENT: ($100,000.00)

MAXIMUM SALES CHARGE APPLIED TO PURCHASE PAYMENTS: (6.00%)

BENEFIT PACKAGE: (Standard)

CONTRACT MAINTENANCE FEE: ($30)
The contract maintenance fee is deducted prior to the Annuity Commencement Date on each Contract Anniversary, and on any day that the Contract is surrendered other than the Contract Anniversary. The contract maintenance fee will be deducted from the Allocation Options in the same proportion as their values are to the Contract Value. The contract maintenance fee will be waived by the Company in the event the Contract Value or the aggregate Purchase Payments reduced by surrenders and associated surrender charges equals or exceeds $50,000 on the date the contract maintenance fee is to be deducted.

MORTALITY AND EXPENSE RISK CHARGE: (0.60%) per annum prior to the Annuity Commencement Date, and (0.60%) per annum on or after the Annuity Commencement Date.

ADMINISTRATION CHARGE: (0.10%) per annum of the average daily Variable Account value.

TRANSFER FEE: ($25) per transfer in excess of 12 in any Contract Year.


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                 ALLOCATION OPTIONS AVAILABLE ON THE EFFECTIVE DATE


(PROTECTIVE LIFE GUARANTEED ACCOUNT)
     (Fixed Account)
     (DCA Fixed Account 1)
     (DCA Fixed Account 2)

(GOLDMAN SACHS/PIC)
     (International Equity)
     (Small Cap Value)
     (Capital Growth)
     (CORE U.S. Equity)
     (Growth & Income)
     (Global Income)

(MASSACHUSETTS FINANCIAL SERVICES (MFS))
     (New Discovery)
     (Emerging Growth)
     (Research)
     (Growth with Income)
     (Utilities)
     (Total Return)

(OPPENHEIMERFUNDS)
     (Aggressive Growth)
     (Global Securities)
     (Capital Appreciation)
     (Main Street Growth & Income)
     (High Income)
     (Strategic Bond)
     (Money Fund)

(CALVERT)
     (Social Small Cap Growth)
     (Social Balanced)

(VAN ECK)
     (Worldwide Hard Assets)
     (Worldwide Real Estate)